UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: July 19, 2010


                               Terax Energy, Inc.
        (Exact name of small business issuer as specified in its charter)

                        Commission File Number: 333-72230

         Nevada                                                  88-0475757
(State of incorporation)                                (IRS Employer ID Number)

            3767 Forest Lane, Suite 124, PMB-415, Dallas,Texas 75244
               (Address of principal executive offices) (Zip Code)

                                 (214) 386-7350
                         (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 27, 2007, former management of Terax Energy, Inc. (Company) filed an omnibus Current Report on Form 8-K/A as of June 8, 2007 noting, among other things, the suspension of trading in the Company's equity securities by the U.
S. Securities and Exchange Commission, a delisting of the Company's equity securities on the OTC Bulletin Board, foreclosure on virtually all of the Company's operating assets and the uncertainty of the ultimate outcome on then-pending acquisitions and transactions. Since that filing, the Company has settled all outstanding events noted in said filing and has no, to the best of current management's knowledge and research, continuing obligations or contingencies related to the aforementioned disclosures.

Accordingly, effective as of the Company's year ended June 30, 2007, the Company had disposed, through foreclosure or other means, all operations and assets and became a dormant entity. Concurrent with the previously reported events, the Company's former management effectively suspended reporting under the Securities Exchange Act of 1934, as amended, due to a lack of operating capital concurrent with the filing of a Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007.

The Company's current business plan is to locate and combine with an existing, privately-held company which is profitable or, in management's view, has growth potential, irrespective of the industry in which it is engaged. However, the Company does not intend to combine with a private company which may be deemed to be an investment company subject to the Investment Company Act of 1940. A combination may be structured as a merger, consolidation, exchange of the Company's common stock for stock or assets or any other form which will result in the combined enterprise's becoming a publicly-held corporation.

SECTION 4.01 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Company has not had it's financial statements audited since the year ended June 30, 2006. At that time, the Company had engaged the services of Malone & Bailey, PC of Houston, Texas. On September 21, 2007, as reported in the above mentioned Current Report on Form 8-K/A, Malone & Bailey, PC tendered its resignation as the Company's independent certified public accounting firm. The Company has engaged no other auditing firm since September 21, 2007.

On July 19, 2010, as a result of a July 13, 2010 change in the Company's Board of Directors and Officers, the Company's Board of Directors and Senior Management authorized the engagement of S. W. Hatfield, CPA of Dallas, Texas
(SWHCPA) as the Company's new independent auditors, contingent upon the completion of the appropriate due diligence as required by current accounting standards. The Company did not consult with SWHCPA at any time prior to the September 2007 resignation of Malone & Bailey PC or subsequent thereto, including the Company's two most recent fiscal years ended June 30, 2010 and 2009, and the subsequent interim periods through the date of this Report, regarding any of the matters or events set forth in Item 304(a)(1)(v) of Regulation S-K.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN
            OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) As reported in a Current Report on Form 8-K dated July 13, 2010, the Company announced that Mr. Charles Stidham was appointed as the Company's sole Director, President and Chief Executive Officer.

(c) Mr. Stidham, the Company's current sole Director, President and Chief Executive Officer, has over 25 years experience as a professional investor in various industries and has previously been successful in the reactivation of various inactive public companies similar to the Company. We believe that Mr. Stidham possesses the attributes, experience, and qualifications necessary to reactivate the Company and implement a new business plan. Furthermore, given Mr. Stidham's abilities and the Company's limited financial resources, the Company has determined that it is in its best interests for Mr. Stidham to serve as both the Company's principal executive officer as well as Chairman of the Board of Directors. Since Mr. Stidham serves as the Company's sole director, there is no designated lead director, and therefore, any and all risk oversight and risk management matters are the responsibility of Mr. Stidham.

ITEM 8.01 - OTHER EVENTS

With the pending engagement of S. W. Hatfield, CPA, management, through this filing, is notifying the general public of its intent to file the Annual Report on Form 10-K for each of the years ended June 30, 2010, 2009, 2008 and 2007 as soon as the appropriate records can be provided to S. W. Hatfield, CPA, the Company's newly appointed independent certified public accounting firm and the required audits of the Company's financial statements may be completed. Additionally, the Company intends to file the required Quarterly Reports on Form 10-Q for each of the respective quarters ended between June 30, 2007 and June 30, 2010.

On July 19, 2010, the Company changed its phone number to (214) 386-7350.

                        (Signatures follow on next page)

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         TERAX ENERGY, INC.


Date: July 19, 2010                      By: /s/ Charles Stidham
                                             -----------------------------------
                                             Charles Stidham
                                             Chief Executive Officer

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